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                                                                    EXHIBIT 23.1


The Board of Directors
Cardkey Systems Limited



We consent to the incorporation by reference in the registration statements
(No 33-34451) relating to the 1988 Stock Option Plan, 1989 Stock Option Plan, 1990 Stock Option Plan, and the Original Stock Option Plan of Amtech Corporation and (No 33-53010) relating to the 1992 Stock Option Plan both on Form S-8 of Amtech Corporation of our UK statutory audit reports dated May 25, 1995 and March 25, 1994 with respect to the consolidated balance sheets of Cardkey Systems Limited and subsidiaries as of December 31, 1994 and 1993, and the related consolidated profit and loss account, and cash flow statement for the year ended December 31, 1994 and the 10 month period ended December 31, 1993, which reports appear in the Form 10-Q of Amtech Corporation dated August 10, 1995.



                                                            KPMG
                                                            Reading, England
                                                            August 10, 1995